Exhibit 10.5.5

                    AMENDMENT NO. 5 TO EMPLOYMENT CONTRACT

     AGREED, as of the 16th day of June 2005, between the Federal Agricultural Mortgage Corporation (FAMC) and Jerome G. Oslick (the employee), that the existing employment contract between the parties hereto, dated as of February 1, 2000, Amendment No. 1 to Employment Contract dated as of June 1, 2000, Amendment No. 2 to Employment Contract dated as of June 7, 2001, and Amendment No. 3 to Employment Contract dated as of June 6, 2002, and Amendment No. 4 to Employment Contract dated as of June 5, 2003 (collectively, the Agreement), be and hereby is amended as follows:

     Section 3 (a) of the Agreement is replaced in its entirety with the following new section:

     3 (a). Base Salary. You will be paid a base salary (the Base Salary) during the Term of Two Hundred Fifty-Eight Thousand Eight Hundred Twenty-Seven Dollars ($258,827) per year, payable in arrears on a bi-weekly basis.

     As amended hereby, the Agreement remains in full force and effect.

Federal Agricultural Mortgage Corporation            Employee



By:     /s/ Henry D. Edelman                          /s/ Jerome G. Oslick
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          President